EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Osprey Ventures, Inc. (the “Company”) on Form 10-Q for the quarter ended February 28, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, James Yiu Yeung Lung, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 14, 2010

/s/        “James Yiu Yeung Lung”

James Yiu Yeung Lung
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Osprey Ventures, Inc. and will be retained by Osprey Ventures, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.